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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) APRIL 4, 1999

                                SCOPE INDUSTRIES
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                   1-3552                  95-1240976
 (State or other jurisdiction       (Commission              (IRS Employer
    of Incorporation)                File Number)          Identification No.)

               233 WILSHIRE BLVD. STE. 310, SANTA MONICA, CA 90401
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 310-458-1574




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                             FORM 8-K CURRENT REPORT
                                SCOPE INDUSTRIES


ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

        Effective April 4, 1999, Scope Industries, (the "Registrant") through its wholly owned subsidiary, Scope Products, Inc. acquired 100% of the outstanding capital stock of International Processing Corporation ("IPC") and International Transportation Service, Inc. ("ITS") in accordance with a Stock Purchase Agreement dated February 9, 1999 between Scope Products, Inc. and Darling International Inc. ("Seller").

        Pursuant to the Stock Purchase Agreement, the purchase price for the capital stock of IPC and ITS was $21,500,000 subject to certain adjustments as set forth in the Stock Purchase Agreement and an additional $500,000 payment for a non-compete covenant. The purchase price was paid in cash and was determined by agreement between the Registrant and the Seller. The Registrant funded the purchase price with cash and liquid securities on hand.

        IPC processes by-products collected from bakeries, pasta manufacturers, confectioners and snack food producers for sale to the animal feed industry. ITS provides trucking services solely for IPC. The Registrant intends to continue operating the business and assets of IPC and ITS in a similar manner as they were operated prior to the acquisition.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
        AND EXHIBITS

        (a)     Financial Statements of Businesses Acquired

                For the acquisition reported in Item 2 above, it is not practicable to include the financial statements of the acquired business as required by Rule 3-05(b) of the Regulation S-X at this time. The Registrant intends to file such information on or before June 18, 1999.

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                             FORM 8-K CURRENT REPORT

                                SCOPE INDUSTRIES


        (b)     Pro Forma Financial Information

                For the acquisition reported in Item 2 above, it is not practicable to include the pro forma financial information as required by Article II of Regulation S-X. The Registrant intends to file such information on or before June 18, 1999

        (c)     Exhibits

                2 Stock Purchase Agreement dated February 9, 1999 between Scope Products, Inc. and Darling International, Inc.

                99.1 News releases dated February 10, 1999, and April 6, 1999 regarding the purchase of the business of International Processing Corporation for $22 million in cash.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SCOPE INDUSTRIES

DATE:  April 19, 1999                BY: /s/ John J. Crowley
                                        ------------------------------
                                        John J. Crowley
                                        Vice President and
                                         Chief Financial Officer